UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

TECHPRECISION CORPORATION

(Name of Registrant as Specified in Its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN

WYNNEFIELD CAPITAL MANAGEMENT, LLC

WYNNEFIELD CAPITAL, INC.

NELSON OBUS

JOSHUA H. LANDES

ROBERT D. STRAUS

GENERAL VICTOR E. RENUART JR. (RETIRED)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Item 1: On December 18, 2024, the Group issued the following statement regarding the voting recommendation to TechPrecision Corporation (“TechPrecision”) stockholders from Glass Lewis & Co.:

On December 18, 2024, Wynnefield Partners Small Cap Value, L.P. I and its affiliates (“Wynnefield”) announced that the other leading proxy advisory firm, Glass Lewis & Co. has joined ISS in recommending that TechPrecision stockholders vote FOR both Wynnefield nominees, General (Ret) Gene Renuart and Robert Straus and withhold their votes on incumbent directors Crisafulli, McGowan and on Schenker on the BLUE proxy card.

ISS and Glass Lewis are considered the leading independent proxy advisory firms in North America. Their recommendations on how to vote shares in public companies are heavily relied upon by most major institutional investors, mutual and pension funds and other fiduciaries when making voting decisions at shareholder meetings.

Mr. Straus stated, “we appreciate Glass Lewis’ support FOR our two nominees. Along with ISS, Glass Lewis advises TechPrecision stockholders that a board change is necessary. If stockholders elect our nominees, we are ready and prepared to work constructively with management and the elected board to focus on steps to maximize stockholder value."

Wynnefield and Mr. Straus (together, with Wynnefield, the “Group”) have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the Group’s director nominees for election to the Board of Directors of TechPrecision at the Company’s upcoming 2024 Annual Meeting of Stockholders scheduled to be held on December 19, 2024.

Item 2: Also on December 18, 2024, the Group posted the following materials to www.rebuildTPCScredibility.com:

REBUILD TPCS CREDIBILITY

CASE TO REBUILD OUR NOMINEES OUR MATERIALS INVESTOR PRESENTATION CONTACT HOW TO VOTE

OUR MATERIALS

Wynnefield DFAN 12/18 – Announces Glass Lewis Recommendation for Both Wynnefield Nominees
https://rebuildtpcscredibility.com/tpcs-wynnefiedl-dfan-december-18/

Wynnefield Press Release – December 9 – ISS Recommends FOR BOTH Wynnefield Group Nominees
https://rebuildtpcscredibility.com/tpcs-wynnefield-iss-pr-12-9-final/

Revised Definitive Proxy – November 26
https://rebuildtpcscredibility.com/tpcs-revised-definitive-proxy-statement-2-dfm14a/

Wynnefield Press Release – November 25
https://rebuildtpcscredibility.com/tpcs-wynnefield-press-release-1125/

Wynnefield Letter to Stockholders – November 22
https://rebuildtpcscredibility.com/tpcs-wynnefield-letter-to-shareholders-1122/

Wynnefield Investor Presentation – November 22
https://rebuildtpcscredibility.com/tpcs-wynnefield-investor-presentation/

Wynnefield's Definitive Proxy Statement – November 22
https://rebuildtpcscredibility.com/tpcs-revised-definitive-proxy-statement-11-22/

Letter to Shareholders (from PR) – July 30, 2024
https://rebuildtpcscredibility.com/tpcs_pre-proxyletter_rebuild-techprecision-credibility-final/

Schedule 13D/A – July 30, 2024
https://www.sec.gov/Archives/edgar/data/1251565/000110465924083759/tm2420285d1_sc13da.htm

Press Release – July 30, 2024
https://www.prnewswire.com/news-releases/wynnefield-seeks-to-rebuild-techprecision-credibility-for-all-stockholders-302209225.html

13D Filing – July 2, 2024
https://www.sec.gov/Archives/edgar/data/1251565/000110465924077375/tm2418446d1_sc13d.htm

Press Release – January 19, 2024
https://www.prnewswire.com/news-releases/wynnefield-capital-implores-techprecision-to-give-all-shareholders-a-voice-in-votaw-precision-technologies-transaction-302039638.html

Press Release – December 19, 2023
https://www.prnewswire.com/news-releases/wynnefield-capital-expresses-concern-that-techprecision-is-neglecting-its-duties-by-failing-to-explain-proposed-acquisition-of-votaw-precision-technologies-to-stockholders-302019376.html

Press Release – December 7, 2023
https://www.prnewswire.com/news-releases/wynnefield-capital-compelled-to-send-open-letter-to-techprecision-board-302008927.html

CASE TO REBUILD OUR NOMINEES

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